EXHIBIT 10.7
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                                  SECURED NOTE

June 1, 2001

                                                    Beverly, Massachusetts 01852

Andover Secure Resources PMB 144 301 Newbury Street, Danvers, MA  01923
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1.       BORROWER'S PROMISE TO PAY

         In return for a loan received, Andover Secure Resources of 301 Newbury Street, Danvers, MA 01923 (PMB 144) promise to pay in U.S. Dollars the sum of one million and 00/100 ($1,000,000.00) dollars (this amount is called "principal"), plus interest at the rate cited below, to the order of the Lender. The Lender is LocatePlus Holdings Corporation of 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915. It is understood that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Note Holder".

2.       INTEREST

         Interest will be charged on unpaid principal only on a monthly basis until the full amount of principal has been paid. Borrower will pay interest at a yearly rate of 10.000%.

         The interest rate required by this Section 2 is the rate Borrower will pay both before and after any default described in Section 6(B) of this Note.

3.       PAYMENTS

         (A)      TIME AND PLACE OF PAYMENTS

         Principal and interest payments shall be due on May 31, 2002.

         Borrower will make payments at 100 Cummings Center, Suite 235M, Beverly, Massachusetts 01915 or other place designated by the Lender in writing.

         (B)      AMOUNT OF PAYMENT

         Payment shall be one million one hundred thousand ($1,100,000.00) U.S. Dollars at the due date unless Noteholder accelerates pursuant to default or pursuant to paragraph 4 below.

4.       NOTEHOLDER'S RIGHT TO DEMAND AND REDEEM

         Upon 30 days written Notice to Borrower, the Noteholder may call for payment of the outstanding principal and interest on this Note in its entirety. The Borrower shall on or before the 30th day after written receipt of such Notice pay to the Noteholder the entirety of the principal and accumulated monthly interest reduced by one (1) percent of the outstanding principal.
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         Borrower may make a full prepayment or partial prepayments without paying any prepayment charge. The Noteholder will use prepayments to reduce the amount of principal that owed under this Note. If Borrower makes a partial prepayment, there will be no changes in the due date of the Note.

5.       LOAN CHARGES

         If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from me which exceed permitted limits will be refunded to me. The Noteholder may choose to make this refund by reducing the principal owed under this Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

6.       BORROWER'S FAILURE TO PAY AS REQUIRED

         (A)      LATE CHARGE FOR OVERDUE PAYMENTS

         If the Noteholder has not received the full amount of any payment by the end of fifteen (15) calendar days after the date it is due, by the terms of this Note or paragraph 4 herein, the Borrower will pay a late charge to the Noteholder. The amount of the charge will be 3.000% of overdue payment of principal and interest. Borrower will pay this late charge promptly but only once on such late payment.

         (B)      DEFAULT

         If Borrower does not pay the full amount due on May 31, 2002, Borrower will be in Default.

         (C)      NOTICE OF DEFAULT

         If the Borrower is in Default, the Noteholder may send a written notice that demand is made for payment of the overdue amount by a certain date. The Noteholder may require payment immediately of the full amount of principal that has not been paid and all the interest that I owe on that amount. That date must be at least 30 days after the date on which the notice is delivered or mailed by the Noteholder to Borrower.

         (D)      NO WAIVER BY NOTEHOLDER

         Even if, at a time when Borrower is in default, the Noteholder does not require Borrower to pay immediately in full as described above, the Noteholder will still have the right to do so if Borrower is in default at a later time.

         (E)      PAYMENT OF NOTEHOLDER'S COSTS AND EXPENSES

         If the Noteholder has required payment immediately in full as described above, the Noteholder will have the right to be paid back by Borrower for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. These expenses include, for example, reasonable attorneys' fees.
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7.       GIVING OF NOTICES

         Unless applicable law requires a different method, any notice that must be given to Borrower under this Note will be given by delivering it or by mailing it by first class mail to Borrower at the Property Address above or at a different address if given to the Noteholder in writing by certified mail.

         Any notice that must be given to the Noteholder under this Note will be given by mailing it by first class mail to the Noteholder at the address stated in Section 3(A) above or at a different address if given a notice of that different address.

8.       OBLIGATIONS OF PERSONS UNDER THIS NOTE

         If more than one person or entity signs this Note, each person or entity is fully and personally obligated to keep all of the promises made in this Note including the promise to pay the full amount owed. Any person or entity who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person or entity who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Noteholder may enforce its rights under this Note against each person individually or against all persons or entities together. This means that means that any person or entity signing may be required to pay all of the amounts owed under this Note.

9.       WAIVERS

         Borrower and any other person or entity who has obligations under this Note waives the rights of presentment and notice of dishonor. "Presentment" means the right to require the Noteholder to demand payment of amounts due. "Notices of dishonor" means the right to require the Noteholder to give notice to other persons or entities that amounts due have not been paid.

10.      UNIFORM SECURED NOTE

         This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Noteholder under this Note, a Mortgage, Deed of Trust or Security Deed (the "Security Instrument"), dated the same date as this Note, protects the Noteholder from possible losses which might result if Borrower does not keep the promises which made in this Note. That Security Instrument describes how and under what conditions Borrower may be required to make immediate payment in full of all amounts Borrower owes under this Note. Some of those conditions are described as follows:

                  TRANSFER OF THE PROPERTY OR A BENEFICIAL INTEREST IN BORROWER. If all of any part of the Property or any interest in it is sold or transferred (or if a beneficial interest in Borrower is sold or transferred and Borrower is not a natural person) without Lender's prior written consent, Lender may, at its option, require immediate payment in full if all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Security Instrument.

                  If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the
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         date the notice is delivered or mailed within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

         WITNESS THE HAND(S) AND SEAL(S) OF THE UNDERSIGNED

Dated:  June 1, 2001







BORROWER

Authorized Representative
Andover Secure Resources

/s/  Timothy J. Rodden
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Print Name of Borrower